Exhibit 99.6

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes showing the impact on the historical financial conditions and results of operations of CapStar Financial Holdings, Inc., a Tennessee corporation (“CapStar”), FCB Corporation, a Tennessee corporation (“FCB”), and The Bank of Waynesboro, a Tennessee chartered bank (“BOW”), have been prepared to illustrate the effects of the merger of FCB with and into CapStar, with CapStar as the entity surviving the merger (the “FCB merger”), and the merger of BOW into CapStar Bank, a Tennessee chartered bank and wholly owned subsidiary of CapStar, with CapStar Bank as the entity surviving the merger (the “BOW merger,” and together with the FCB merger, the “mergers”), under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of March 31, 2020 is presented as if the FCB merger and the BOW merger had occurred on March 31, 2020. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2019 and for the three months ended March 31, 2020 are presented as if the FCB merger and the BOW merger had occurred on January 1, 2019. The actual completion date of the FCB merger and the BOW merger was July 1, 2020.

The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the mergers and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations. As such, one-time merger costs are not included.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•

CapStar’s audited consolidated financial statements and accompanying notes as of and for the twelve months ended December 31, 2019, included in CapStar’s Annual Report on Form 10-K for the year ended December 31, 2019;

•	CapStar’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020;

•	FCB’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included as Exhibit 99.1 to this Form 8-K/A;

•	FCB’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020, included as Exhibit 99.3 to this Form 8-K/A;

•	BOW’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included as Exhibit 99.2 to this Form 8-K/A; and

•	BOW’s unaudited consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020, included as Exhibit 99.4 to this Form 8-K/A.

Unaudited Pro Forma Combined Consolidated Balance Sheet

At March 31, 2020

(in thousands, except per share data)

	CapStar Financial Holdings, Inc. Consolidated	FCB Corporation Consolidated	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and due from financial institutions	$91,450	$54,085	$183	a,i,l	$145,718
Federal funds sold	—		—		—

Total cash and cash equivalents	91,450	54,085	183		145,718

Certificates of deposit with other banks	—	11,532	—		11,532
Securities	222,519	76,040	159	d	298,718
Loans held for sale	186,937	—	—		186,937
Loans	1,446,835	316,266	(4,857)	e	1,758,244
Less allowance for loan losses	(20,114)	(4,384)	4,384	b	(20,114)

Loans, net	1,426,721	311,882	(473)		1,738,130

Premises and equipment, net	18,896	10,031	1,540	f	30,467
Restricted equity securities	13,573	1,090	—		14,663
Accrued interest receivable	5,786	1,769	—		7,555
Goodwill	37,510	—	7,297	k	44,807
Core deposit intangible	6,498	—	3,570	c	10,068
Other real estate owned, net	147	321	—		468
Other assets	62,548	14,962	(507)	g	77,003

Total assets	$2,072,585	$481,712	$11,769		$2,566,066

Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$442,789	$87,232	$—		$530,021
Interest-bearing	1,320,920	324,143	113	a,h	1,645,176

Total deposits	1,763,709	411,375	113		2,175,197
Federal Home Loan Bank advances and other borrowings	10,000	—	30,000	l	40,000
Other liabilities	23,086	8,382	—		31,468

Total liabilities	1,796,795	419,757	30,113		2,246,665

Shareholders’ equity:
Common stock	18,308	2,167	1,467	i,j	21,942
Additional paid-in capital	206,043	537	39,440	i,j	246,020
Retained earnings	46,648	47,883	(47,883)	j	46,648
Accumulated other comprehensive loss, net of income tax	4,791	12	(12)	j	4,791
Noncontrolling interest	—	11,356	(11,356)	j	—

Total shareholders’ equity	275,790	61,955	(18,344)		319,401

Total liabilities and shareholders’ equity	$2,072,585	$481,712	$11,769		$2,566,066

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the year ended December 31, 2019

(in thousands, except per share data)

	CapStar Financial Holdings, Inc. Consolidated	FCB Corporation Consolidated	Income Statement Reclassifications		Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$82,828	$19,845	$—		$475	p	$103,148
Securities:
Taxable	4,619	1,422	—		—		6,041
Tax-exempt	1,438	329	—		—		1,767
Federal funds sold	26	—	—		—		26
Restricted equity securities	755	—	—		—		755
Interest-bearing deposits in financial institutions	1,881	855	—		(73)	s	2,663

Total interest income	91,547	22,451	—		402		114,400

Interest expense:
Deposits	22,346	3,056	—		(1,583)	q,s	23,819
Federal funds purchased	4	—	—		—		4
Securities sold under agreements to repurchase	5	—	—		—		5
Federal Home Loan Bank advances	1,444	—	—		—		1,444
Other	—	30	—		1,575	u	1,605

Total interest expense	23,799	3,086	—		(8)		26,877

Net interest income	67,748	19,365	—		410		87,523
Provision for loan losses	761	721	—		—		1,482

Net interest income after provision for loan losses	66,987	18,644	—		410		86,041

Noninterest income:
Treasury management and other deposit service charges	3,135	1,322	—		—		4,457
Net gain (loss) on sale of securities	(99)	64	—		—		(35)
Tri-Net fees	2,785	—	—		—		2,785
Mortgage banking income	9,467	311	—		—		9,778
Other noninterest income	8,986	1,404	—		—		10,390

Total noninterest income	24,274	3,101	—		—		27,375

Noninterest expense:
Salaries and employee benefits	35,542	7,409	—		—		42,951
Data processing and software	6,961	—	786	n	—		7,747
Professional fees	2,102	—	465	n	—		2,567
Occupancy	3,345	643	462	m	—		4,450
Equipment	3,723	—	941	m,n	—		4,664
Regulatory fees	591	—	181	n	—		772
Merger related expenses	2,654	—	—		—		2,654
Amortization of intangibles	1,655	—	—		676	o	2,331
Depreciation	—	515	(515)	m	—		—
Other operating	5,422	4,277	(2,320)	n	—		7,379

Total noninterest expense	61,995	12,844	—		676		75,515

Income before income taxes	29,266	8,901	—		(266)		37,901
Income tax expense (benefit)	6,844	2,138	—		(70)	r	8,912

Net income before noncontrolling interest	22,422	6,763	—		(196)		28,989
Noncontrolling interest	—	(1,344)	—		1,344	t	—

Net income	$22,422	$5,419	$—		$1,148		$28,989

Per share information:
Basic net income per share of common stock	$1.25						$1.35

Diluted net income per share of common stock	$1.20						$1.30

Weighted average shares outstanding:
Basic	17,886,164						21,520,382

Diluted	18,613,224						22,247,442

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

Unaudited Pro Forma Combined Consolidated Statement of Income

For the three months ended March 31, 2020

(in thousands, except per share data)

	CapStar Financial Holdings, Inc. Consolidated	FCB Corporation Consolidated	Pro Forma Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$19,738	$4,831	$88	p	$24,657
Securities:
Taxable	1,174	310	—		1,484
Tax-exempt	321	91	—		412
Restricted equity securities	142	3	—		145
Interest-bearing deposits in financial institutions	363	210	(25)	s	548

Total interest income	21,738	5,445	63		27,246

Interest expense:
Deposits	4,933	769	(208)	q,s	5,494
Federal Home Loan Bank advances and other borrowings	144	—	394	u	538

Total interest expense	5,077	769	186		6,032

Net interest income	16,661	4,676	(123)		21,214
Provision for loan losses	7,553	193	—		7,746

Net interest income after provision for loan losses	9,108	4,483	(123)		13,468

Noninterest income:
Treasury management and other deposit service charges	775	297	—		1,072
Net gain on sale of securities	27	9	—		36
Tri-Net fees	599	—	—		599
Mortgage banking income	2,253	—	—		2,253
Wealth management fees	407	—	—		407
Interchange and debit card transaction fees	724	126	—		850
Other noninterest income	1,089	116	—		1,205

Total noninterest income	5,874	548	—		6,422

Noninterest expense:
Salaries and employee benefits	8,002	1,724	—		9,726
Data processing and software	1,864	230	—		2,094
Professional fees	636	350	—		986
Occupancy	820	229	—		1,049
Equipment	751	283	—		1,034
Regulatory fees	163	42	—		205
Merger related expenses	290	—	—		290
Amortization of intangibles	386	—	158	o	544
Other operating	1,299	489	—		1,788

Total noninterest expense	14,211	3,347	158		17,716

Income before income taxes	771	1,684	(281)		2,174
Income tax expense (benefit)	(575)	514	(73)	r	(134)

Net income before noncontrolling interest	1,346	1,170	(207)		2,309
Noncontrolling interest	—	(223)	223	t	—

Net income	$1,346	$947	$16		$2,309

Per share information:
Basic net income per share of common stock	$0.07				$0.10

Diluted net income per share of common stock	$0.07				$0.10

Weighted average shares outstanding:
Basic	18,392,913				22,027,131

Diluted	18,443,725				22,077,943

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of March 31, 2020 and the unaudited pro forma combined statements of income for the year ended December 31, 2019 and the three months ended March 31, 2020 are based on the historical financial statements of CapStar, FCB and BOW after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the three companies. Certain historical financial information has been reclassified to conform to the current presentation.

FCB owns 50.56% of BOW and therefore all of BOW’s historical balances and activity are reflected in the FCB Corporation Consolidated amounts presented. Therefore, addition of the FCB Corporation Consolidated amounts with the CapStar Financial Holdings, Inc. Consolidated amounts, after factoring in the Pro Forma Adjustments, produces the Pro Forma Combined Amounts for the combined company, after giving effect to the FCB merger and the BOW merger.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, a more reliable measure.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. Subsequent to the completion of the merger, CapStar, FCB and BOW will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2—Preliminary Estimated Acquisition Consideration

Based on the merger agreement for the FCB merger and the merger agreement for the BOW merger, and assuming no adjustment to the merger considerations pursuant to the terms of such agreements, the preliminary estimated acquisition consideration is as follows.

	FCB Corporation	The Bank of Waynesboro	Total
Number of shares of CapStar common stock as exchanged	2,969,418	664,800	3,634,218
Multiplied by CapStar common stock price per share on June 30, 2020	$12.00	$12.00	$12.00

Estimated fair value of CapStar common stock issued (“Stock Consideration”)	$35,633	$7,978	$43,611

Stock Consideration	$35,633	$7,978	$43,611
Cash Consideration	$22,181	$5,097	$27,278

Total Preliminary Estimated Acquisition Consideration	$57,814	$13,075	$70,889

Note 3—Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of FCB and BOW based on their estimated fair values as of the closing of the mergers. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until CapStar management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the mergers and will be based on the value of the CapStar common stock at the closing of the mergers. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the tables above is allocated to FCB and BOW’s tangible and intangible assets and liabilities as of March 31, 2020 based on their preliminary estimated fair values as follows.

Cash and cash equivalents	$51,546
Securities available-for-sale	76,199
Loans	311,409
Premises and equipment, net	11,571
Goodwill	7,297
Core deposit intangible	3,570
Other assets	29,167
Deposits	(411,488)
Other liabilities	(8,382)

Total preliminary estimated acquisition consideration	$70,889

Approximately $3,570 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill. Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4—Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the mergers been completed at the date indicated. Such information includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the mergers, including the determination of fair value of the assets, liabilities, and commitments which CapStar, as the acquirer, will acquire from FCB and BOW. The descriptions related to these preliminary adjustments are as follows.

Balance Sheet – the explanations and descriptions below are referenced to the March 31, 2020 Unaudited Pro Forma Combined Consolidated Balance Sheet on page 2.

Pro Forma Adjusting Entries (Balance Sheet):		Debit	Credit
a	Cash and due from banks		$2,539
a	Interest-bearing deposits	2,539
b	Allowance for loan losses	4,384
c	Core deposit intangible	3,570
d	Securities	159
e	Loans		4,857
f	Premises and equipment	1,540
g	Deferred tax asset (included in “other assets”)		507
h	Interest-bearing deposits		2,652
i	Common stock		3,634
i	Cash and due from banks		27,278
i	Additional paid-in capital		39,977
j	Common stock	2,167
j	Additional paid-in capital	537
j	Retained earnings	47,883
j	Accumulated other comprehensive loss, net of income tax	12
j	Noncontrolling interest	11,356
k	Goodwill	7,297
l	Cash and due from banks	30,000
l	Federal Home Loan Bank advances and other borrowings		30,000

a)	Elimination of deposits FCB/BOW on deposit at CapStar.
b)	Adjustment to allowance for loan losses to reflect the reversal of FCB/BOW’s allowance for loan losses.
c)	Adjustment to intangible assets to reflect the preliminary estimate of the core deposit intangible at the acquisition date.
d)	Adjust certain security investments to estimated fair value.
e)	Adjustment to loans to reflect the preliminary estimated fair value at acquisition date.

f)	Adjustment to real estate to reflect the preliminary estimated fair value at acquisition date.
g)	Adjustment to reflect the net deferred tax asset generated by the net fair value adjustments using an assumed effective tax rate equal to 26.14%.
h)	Adjustment to time deposits to reflect the preliminary estimated fair value at acquisition date.
i)

Cash paid and CapStar common shares issued to FCB’s shareholders and the BOW minority shareholders representing the stock consideration component of the total merger consideration in the FCB merger and BOW merger. For purposes of this pro-forma presentation, the value of a share of CapStar common stock was assumed to equal its closing price on June 30, 2020, as reported by NASDAQ ($12.00 per share).

j)	To reflect the reversal of FCB/BOW’s equity.
k)	Adjustment to reflect the preliminary estimated goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
l)	To reflect issuance of subordinated debt at CapStar Financial Holdings, Inc. to facilitate cash paid in transaction and provide an additional source of strength to the Bank.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2019 and the three months ended March 31, 2020 starting on page 3.

Income Statements—reclassifications

The following reclassifications adjusted FCB/BOW’s historical income statement to conform to CapStar’s historical income statement.

m)	Depreciation expense has been reclassified to conform to CapStar’s historical income statement.
n)	Other noninterest expense has been reclassified to conform to CapStar’s historical income statement.

Income Statements—Pro Forma Adjustments

		Year Ended December 31, 2019
Pro Forma Adjusting Entries (Income Statement):		Debit	Credit
o	Amortization of new CDI	$676
p	Preliminary estimate of loan interest accretion		475
q	Preliminary estimate of time deposit premium amortization		1,510
r	Income tax benefit of pro-forma adjustments		70
s	Elimination of intercompany income/expense	73	73
t	Elimination of noncontrolling interest		1,344
u	Interest expense on subordinated debt	1,575

		Three Months Ended March 31, 2020
Pro Forma Adjusting Entries (Income Statement):		Debit	Credit
o	Amortization of new CDI	$158
p	Preliminary estimate of loan interest accretion		88
q	Preliminary estimate of time deposit premium amortization		183
r	Income tax benefit of pro-forma adjustments		73
s	Elimination of intercompany income/expense	25	25
t	Elimination of noncontrolling interest		223
u	Interest expense on subordinated debt	394

o)

The preliminary estimate of CDI related to CapStar’s acquisition of FCB/BOW is expected to approximate $3,570 and will be amortized over a ten year period on an accelerated basis which is expected to produce approximately $676 of amortization expense during the first year of operations.

p)

Represents the preliminary estimate of the first year’s interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the mergers. The total amount to be accreted in interest income over the estimated lives of the related loans is approximately $1,575.

q)

Represents the preliminary estimate of the first year’s interest expense amortization related to the preliminary estimate of the fair value adjustment of the time deposits acquired pursuant to the merger. The total amount to be amortized to interest expense over the estimated lives of the related time deposits is approximately $2,652.

r)	Adjustment to reflect the income tax provision of the Pro Forma Adjustments using 26.14% as the incremental effective tax rate.

s)	Elimination of intercompany income/expense related to FCB/BOW’s deposits held at CapStar.
t)	Elimination of noncontrolling interest due to acquisition of 100% of FCB and BOW.
u)	Adjustment to reflect interest expense on $30,000 of subordinated debt (at holding company level), calculated at 5.25%.

Note 5—Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2019 and the three months ended March 31, 2020 have been calculated using CapStar’s historic weighted average common shares outstanding plus the common shares assumed to be issued to FCB/shareholders and the BOW minority shareholders in each of their respective mergers.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2019 and the three months ended March 31, 2020. In the table below, amounts are in thousands except for share data.

	Three months ended March 31, 2020		Year ended December 31, 2019
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$2,309	$2,309	$28,989	$28,989
Weighted average common shares outstanding:
CapStar	18,392,913	18,443,725	17,886,164	18,613,224
Common shares issued to FCB/BOW	3,634,218	3,634,218	3,634,218	3,634,218

Pro forma	22,027,131	22,077,943	21,520,382	22,247,442

Pro forma net income per common share	$0.10	$0.10	$1.35	$1.30

Note 6—Merger Related Charges

CapStar’s preliminary estimated transaction expenses related to the FCB merger and BOW merger are approximately $5,723, net of tax. These one-time merger related expenses have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments does not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the merger. These preliminary estimated merger transaction expenses are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. The preliminary estimated pro forma presentation of CapStar’s merger transaction costs is in the following table.

Change in control and severance expenses	$1,395
System termination fees and system conversion expenses	2,936
Investment bankers, accounting, auditing and legal	2,648
Other related expenses	150

Total non-interest expense	7,129

Tax benefit	1,406

Net expense after tax benefit	$5,723